AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 2002
                                                     REGISTRATION NO. 333 -
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                    -----------------------------------

                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)

               DELAWARE                                 36-4135495
    (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                Identification Number)

                         1100 COMMSCOPE PLACE, S.E.
                                P.O. BOX 339
                       HICKORY, NORTH CAROLINA 28602
                (Address of registrant's principal executive
                        offices, including zip code)

                    AMENDED AND RESTATED COMMSCOPE, INC.
                       1997 LONG-TERM INCENTIVE PLAN
                          (Full title of the plan)

                          FRANK B. WYATT II, ESQ.
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                  1100 COMMSCOPE PLACE, S.E., P.O. BOX 339
                       HICKORY, NORTH CAROLINA 28602
                               (828) 324-2200
         (Name, address, and telephone number of agent for service)

                    -----------------------------------


                      CALCULATION OF REGISTRATION FEE

========================================== ================ =================== ================== ======================
                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE         AGGREGATE           AMOUNT OF
            TO BE REGISTERED               REGISTERED (1)       PER SHARE         OFFERING PRICE     REGISTRATION FEE
------------------------------------------ ---------------- ------------------- ------------------ ----------------------
Common Stock, par value $.01  per share       3,000,000        $13.21 (2)       $39,630,000 (2)         $3,645.96
                                               shares
------------------------------------------ ---------------- ------------------- ------------------ ----------------------
========================================== ================ =================== ================== ======================


(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and in accordance therewith includes 3,000,000 shares subject to options to be granted under the Plan based on the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on June 6, 2002, a date within five business days of the date on which this registration statement is being filed.


                              EXPLANATORY NOTE

     This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Stock issuable under Registrant's Amended and Restated 1997 Long-Term Incentive Plan.

     Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-33555), the Registrant's Registration Statement on Form S-8 (File No. 333-54017), the Registrant's Registration Statement on Form S-8 (File No. 333-39072) and any post-effective amendments thereto.



                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-----------                         ----------------------

4.1   --    Amended and Restated Certificate of Incorporation of CommScope,
            Inc. *

4.2   --    Amended and Restated By-Laws of CommScope, Inc. *

4.3   --    Rights Agreement, dated as of June 12, 1997, between CommScope,
            Inc. and ChaseMellon Shareholder Services, L.L.C.**

4.4   --    Amendment No. 1 to Rights Agreement, dated as of June 14, 1999, between CommScope, Inc. and ChaseMellon Shareholder Services
            L.L.C.***

4.5   --    Amendment No. 2 to Rights Agreement, dated as of November 15, 2001 between CommScope, Inc. and Mellon Investor Services, LLC****

4.6   --    Amended and Restated CommScope, Inc. 1997 Long-Term Incentive
            Plan (as amended and restated May 3, 2002)

5.1   --    Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1  --    Consent of Deloitte & Touche LLP

23.2  --    Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)

24.1  --    Powers of Attorney (included on the signature pages)

         * Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929).

         ** Incorporated herein by reference from the Registration Statement on Form 8-A filed with the Commission on June 30, 1997 (File No. 001-12929).

         *** Incorporated herein by reference from the Registration Statement on Form 8-A/A filed June 14, 1999 (File No. 001-12929).

         **** Incorporated herein by reference from the Amendment to Registration Statement on Form 8-A/A filed with the Commission on November 19, 2001 (File No. 1-12929).

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on June 7, 2002.


                                        COMMSCOPE, INC.


                                        By: /s/ Frank M. Drendel
                                           ----------------------------------
                                            Frank M. Drendel,
                                            Chairman and Chief
                                            Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank M. Drendel, Jearld L. Leonhardt and Frank B. Wyatt, II, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                       SIGNATURE                                   TITLE                              DATE
                       ---------                                   -----                              ----

     /s/ Frank M. Drendel
     -------------------------------------       Chairman of the Board and Chief Executive
     Frank M. Drendel                              Officer (Principal Executive Officer)        June 7, 2002


     /s/ Jearld L. Leonhardt
     -------------------------------------      Executive Vice President and Chief
     Jearld L. Leonhardt                                   Financial Officer                    June 7, 2002
                                                     (Principal Financial Officer)

     /s/ William R. Gooden
     -------------------------------------     Senior Vice President and Controller
     William R. Gooden                               (Principal Accounting Officer)             June 7, 2002


     /s/ Edward D. Breen
     -------------------------------------                  Director                            June 7, 2002
     Edward D. Breen


     /s/ Duncan M. Faircloth
     -------------------------------------                  Director                            June 7, 2002
     Duncan M. Faircloth

     /s/ Boyd L. George
     -------------------------------------                  Director                            June 7, 2002
     Boyd L. George

     /s/ George N. Hutton, Jr.
     -------------------------------------                  Director                            June 7, 2002
     George N. Hutton, Jr.

     /s/ June E. Travis
     -------------------------------------                  Director                            June 7, 2002
     June E. Travis

     /s/ James N. Whitson
     -------------------------------------                  Director                            June 7, 2002
     James N. Whitson


                             INDEX TO EXHIBITS
                             -----------------

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-----------                         ----------------------

4.1   --    Amended and Restated Certificate of Incorporation of CommScope,
            Inc. *

4.2   --    Amended and Restated By-Laws of CommScope, Inc. *

4.3   --    Rights Agreement, dated as of June 12, 1997, between CommScope,
            Inc. and ChaseMellon Shareholder Services, L.L.C.**

4.4   --    Amendment No. 1 to Rights Agreement, dated as of June 14, 1999, between CommScope, Inc. and ChaseMellon Shareholder Services
            ***

4.5   --    Amendment No. 2 to Rights Agreement, dated as of November 15, 2001 between CommScope, Inc. and Mellon Investor Services LLC****

4.6   --    Amended and Restated CommScope, Inc. 1997 Long-Term Incentive
            Plan (as amended and restated May 3, 2002)

5.1   --    Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1  --    Consent of Deloitte & Touche LLP

23.2  --    Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)

24.1  --    Powers of Attorney (included on the signature pages)

         * Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929).

         ** Incorporated herein by reference from the Registration Statement on Form 8-A filed with the Commission on June 30, 1997 (File No. 001-12929).

         *** Incorporated herein by reference from the Registration Statement on Form 8-A/A filed June 14, 1999 (File No. 001-12929).

         **** Incorporated herein by reference from the Amendment to Registration Statement on Form 8-A/A filed with the Commission on November 19, 2001 (File No. 1-12929).